EXHIBIT 10.1

net.orange agreement

cOS™ TheraSystem

presented to The Quantum Medical Technologies, Inc.

February 14 2008

The master agreement

Customer:  Quantum Medical Technologies, Inc
Address: 3420 Fairlane Farms Road, Suite C | Wellington, Florida 33414

Effective Date: February 14, 2008,

Agreement Number: NDO-TQG-001

This Master Agreement ("Agreement") is made and entered into on the date the Agreement is executed by and between Net.Orange, Inc. ("NET.ORANGE") and Quantum Medical Technologies, Inc (“CUSTOMER”).

The parties agree as follows:

1.

Definitions

“Software” shall mean the NET.ORANGE software licensed to CUSTOMER in object code format under this Agreement.

“Product” shall mean the Hardware, Software, and any Updates, modifications to the Products (“Enhancements”), and related materials and documentation as set forth in Attachment 1 that NET.ORANGE makes available to CUSTOMER under this Agreement, a Support & Maintenance Agreement, a Professional Services Agreement, or a Hosting Agreement.

“Professional Services Agreement” shall mean the NET.ORANGE Professional Services Agreement, the current form of which is attached hereto as Addendum A.

"Support and Maintenance Agreement" shall mean the NET.ORANGE Support and Maintenance Agreement, the current form of which is attached hereto as Addendum B.

“Hosting Agreement” shall mean the NET.ORANGE Hosting Agreement, the current form of which is attached hereto as Addendum C.

“Agreement Date” shall mean the date that NET.ORANGE and CUSTOMER sign this agreement.

“Phase Commencement Date” shall mean the date that NET.ORANGE and CUSTOMER agree to start a given phase.

“Phase Completion Date” shall mean the date that NET.ORANGE notifies CUSTOMER that the Products for a given phase are installed and available for customer use (including for the purpose of configuration and beta testing by CUSTOMER)

The provisions of this Agreement shall be deemed included in accompanying Addendums or Attachments to this Agreement, except if there is a conflict with a provision in any such separate Agreement, in which event, the separate Agreement shall control.

All references in this Agreement to the “purchase” or “sale” of Product means the acquiring or granting, respectively, of a license to use such

Product (“License”), and to exercise any other rights pertaining to such Product which are expressly set forth herein.

“Updates” means new versions of Software that contain bug fixes, error corrections and minor enhancements, but do not contain major enhancements or significant new functionality, as determined in NET.ORANGE’s reasonable discretion.

“Users” are employees, partners or contractors of CUSTOMER who are authorized to use NET.ORANGE Products.

“User License” is the right of an individual named User to use a NET.ORANGE software Product. Attachment 1 specifies NET.ORANGE Products that are licensed either by User or by Product.

“Error(s)” shall mean any verifiable and reproducible failure of the unmodified Products to materially conform to the specifications for such Products.  The term “Error” shall not include any failure of the Products that: (a) results from the misuse or improper use of the Products; (b) results from failure to maintain reasonable maintenance and support processes; (c) does not materially affect the operation and use of the Products; (d) results from any modification to the Products not made by NET.ORANGE; or (e) results from the failure to incorporate or use any Upgrades or Updates made available to the CUSTOMER by NET.ORANGE

“Support” shall mean providing Updates and Upgrades to CUSTOMER when available and as set forth under this Agreement, and helping CUSTOMER resolve Errors remotely without modifying the Products.

“Updates” shall mean new versions of the Products that contain bug fixes, error corrections and minor enhancements, but do not contain major enhancements or significant new functionality, as determined in NET.ORANGE’ reasonable discretion.

“Upgrades” shall mean new releases of the Products that contain major enhancements and significant new functionality, as determined in NET.ORANGE’ reasonable discretion.

2.

License

2.1

Grant of the License.  Subject to the terms and conditions of this Agreement, NET.ORANGE hereby grants to CUSTOMER a limited, non-transferable and exclusive term license, without rights to sublicense, to use the Product solely for CUSTOMER’s internal business purposes, to support the number of users at  designated sites set forth in Attachment 2.  Except as set forth in this Section, NET.ORANGE reserves all right, title, and interest in and to the Products.

2.2

Transfer to acquiring company. Should CUSTOMER get acquired, or merge with another entity, licenses granted to CUSTOMER will transfer to the acquiring or merged entity.

3.

Restrictions

CUSTOMER may not decompile or reverse engineer the Products or otherwise attempt to reconstruct or discover any source code or underlying algorithms of the Products and shall not modify or change the Products in any manner.  Such changes by CUSTOMER shall give NET.ORANGE the option to deem this Agreement null and void.  Further charges could be incurred by the CUSTOMER to keep this Agreement intact. CUSTOMER may not sublicense, rent, loan, adapt, resell, distribute, network or time-share the Products.

CUSTOMER agrees not to (a) build a competitive product or service, (b) build a product using similar ideas, features, functions or graphics of the Software, or (c)copy any ideas, features, functions or graphics of the Software.

User licenses cannot be shared or used by more than one individual User but may be reassigned from time to time by CUSTOMER to new Users who are replacing former Users who have terminated employment or otherwise changed job status or function and no longer use the Product.

CUSTOMER may use the Products only for its internal business purposes and shall not: (i) send spam or otherwise duplicative or unsolicited messages in violation of applicable laws; (ii) send or store infringing, obscene, threatening, libelous, or otherwise unlawful material, including material harmful to children or in violation of third party privacy rights; (iii) send or store material containing software viruses, worms, Trojan horses or other harmful computer code, files, scripts, agents or programs; (iv) interfere with or disrupt the integrity or performance of the Product or the data contained therein; or (v) attempt to gain unauthorized access to the Product or their related systems or networks.

4.

Term and Termination

4.1

Term.  The term shall be effective as long as CUSTOMER is current with all recurring payments including license, support and hosting. If CUSTOMER or NET.ORANGE does not cancel the Agreement for cause, this Agreement will automatically renew for successive one year periods. NET.ORANGE or the CUSTOMER can choose not to renew the Agreement by notifying in writing, at least sixty (60) days prior to the expiration of the Term.

4.2

Termination for Breach. Either party shall have the right to terminate this Agreement and the License granted herein in the event the other party fails to comply with any of the terms and conditions of this Agreement and such default has not been cured within one hundred and twenty (120) days after written notice to the other party. Upon such termination, all earned and unpaid charges payable under this Agreement shall become immediately due and payable.

4.3

DEFAULT/TERMINATION. Except as otherwise required by law or applicable regulation, if, after the Service Commencement Date, CUSTOMER:

(a) fails to pay any amount  required under this Agreement or any other agreement with NET.ORANGE when due and such failure continues for sixty (60) days after written notice to CUSTOMER that the same is due and payable;  (b) CUSTOMER  cancels or terminates Service, including any part of an integrated Service offering, at any time before completion of the Initial Term or any renewal Term, NET.ORANGE may elect to terminate in whole or in  part CUSTOMER's Service, whereupon all charges, prorated for the remaining Term are immediately due and payable for the terminated Services. For this purpose, converting to perpetual license will not be deemed a cancellation of service.

4.4

Effect of Termination.  Upon any termination or expiration of this Agreement for any reason, except for a breach by NET.ORANGE, CUSTOMER shall immediately discontinue use of the Products and within ten (10) days certify in writing to NET.ORANGE that all Products, including but not limited to any Confidential Information (defined below) of NET.ORANGE in CUSTOMER’s possession, have been returned to NET.ORANGE. Sections 1, 3, 5, 6, 7, 9, 10, and 11 hereof and all payment obligations incurred prior to the termination of this Agreement shall survive any termination of this Agreement. However, CUSTOMER retains the right to take whatever reasonable steps may be necessary to protect, archive, and access CUSTOMER’s data and information.

5.

Ownership and Indemnification

5.1

Ownership.  CUSTOMER acknowledges and agrees that all rights, title and interest in the Products, and any modification, enhancement or derivative work of the Products (including but not limited to the Enhancements and the Updates), shall be and remain the property of NET.ORANGE or NET.ORANGE’s licensors.  CUSTOMER shall not remove any trademark, copyright or other proprietary notices on or in any portion of the Products as delivered to CUSTOMER, and shall reproduce such notices on any copies of such materials made by CUSTOMER. NET.ORANGE acknowledges that CUSTOMER owns (a) all the application data residing in the systems; (b) all the business rules, templates, workflows and other Product configuration data that is provided in a written document by the CUSTOMER to NET.ORANGE that are above and beyond the business rules, templates, workflows and Product configuration data (obtained from Standard Sources such as print journals and websites or provided to NET.ORANGE by health industry experts) that comes standard with the Product; (c) any new Product or Service developed by NET.ORANGE that the CUSTOMER and NET.ORANGE jointly agree upfront as proprietary to the CUSTOMER and the CUSTOMER provides NET.ORANGE with a written requirements document in a formal statement of work describing the new Product or Service.  NET.ORANGE upon request of the CUSTOMER will share the NET.ORANGE Product Roadmap with the CUSTOMER to assist with the joint agreement in Section 5.1 (c).

5.2

Indemnification.  NET.ORANGE agrees, at its own expense, to defend or at its option to settle, any claim brought against CUSTOMER for infringement of any United States copyright, patent, or other claim for violation of any intellectual property or trade secret rights of any third party by the Products as delivered to CUSTOMER provided that CUSTOMER provides NET.ORANGE with: (a) prompt written notice of such claim; (b) joint control over the defense and settlement of such claim, including selection of legal counsel; and (c) proper and full information and assistance to settle and/or defend any such claim. Notwithstanding the foregoing, NET.ORANGE assumes no liability for infringement claims arising from any modifications to the Products not made by NET.ORANGE.  The foregoing provisions of this Section 5.2 state the entire liability of NET.ORANGE with respect to any infringement claims arising from the Products. CUSTOMER agrees, at its expense, to defend and indemnify NET.ORANGE and NET.ORANGE’s suppliers and to hold each of them harmless from any claim, action, liability and expense (including court costs and reasonable attorneys' and expert witness fees) arising out of or related to any actual or alleged infringement of any intellectual property rights arising solely from the CUSTOMER’s acts or omissions, whether such claim or action is brought by a patient of CUSTOMER or any other party.

master agreement

5.3

Software Escrow and Source Code License.  Within thirty (30) days of the Service Commencement date, NET.ORANGE agrees to place the most current version of the Products, including but not limited to the documents and materials listed below, in escrow with an agreed upon Software Escrow vendor.  NET.ORANGE further agrees to deposit in escrow all new versions, updates, upgrades, and releases of the Products within 30 days after initial distribution of each such new version, update, upgrade, or release.  NET.ORANGE shall be responsible for all charges incurred in establishing and maintaining the escrow account.  In the event (a) NET.ORANGE enters bankruptcy, receivership, makes an assignment for the benefit of creditors, is otherwise insolvent, or ceases to do business, (b) NET.ORANGE should decide to discontinue maintenance or support for the Products, or (c) NET.ORANGE is in material breach of this Agreement or the Support and Maintenance Agreement and fails to cure such breach within a reasonable time after receipt of written notice, or (d) in the event NET.ORANGE decides to terminate this agreement as per 4.1, for any other reason than failure of CUSTOMER to pay its invoices due to NET.ORANGE, then CUSTOMER shall automatically have, without any further action by CUSTOMER, a license to possess and use the Products in source code form, and to make and use derivative works of the Products.  Any merger with, or acquisition of NET.ORANGE by another, shall not constitute “ceasing to do business” for purposes of this Section 5.3; provided that the surviving or successor company continues to support the Products as required by this Master Agreement and all other written agreements with the CUSTOMER.  NET.ORANGE agrees to immediately notify CUSTOMER of any such event.  Upon receipt of such Notice, CUSTOMER shall have the right to promptly receive from the agreed upon Software Escrow vendor, or from NET.ORANGE a copy of (a) all software source code, source code comments and documentation, access-control mechanisms and information, and other intangible materials comprising or incorporated in the Products, as well as all instructions, notes, references, programs, and (b) all testing, maintenance and support materials, including any lists of known defects, support databases, engineering documents, source control databases, test plans and automated test suites, required for CUSTOMER to prepare an object code or executable copy of each Product from the source code of such Product, via the procedures of assembly, compilation, linking and/or any other lawful and non-infringing procedure, without any additional assistance from NET.ORANGE (collectively the “Source Materials”).  In the event that NET.ORANGE or the agreed upon Software Escrow vendor does not promptly provide the Source Materials to CUSTOMER as provided above, CUSTOMER shall have the right, in addition to any other remedies to which it may be entitled, to decompile or reverse engineer the Products and otherwise to reconstruct or discover any source code or underlying algorithms of the Products. .

6.

Confidentiality

CUSTOMER acknowledges that the Products, as well as other information concerning NET.ORANGE’s business, products, proposed new products, licensees and related information constitute NET.ORANGE’s confidential and proprietary information (“Confidential Information”).  CUSTOMER agrees to treat the Confidential Information with a high degree of care and protection with which it treats its own proprietary and confidential information, but in any event with no less than prudent care and protection, and to use the Confidential Information only as set forth herein. NET.ORANGE agrees to reciprocate Confidentiality as defined above with CUSTOMER. Neither CUSTOMER nor NET.ORANGE shall have any liability to the other for disclosure of confidential and proprietary information that is otherwise in the public domain, is disclosed to them by a third party without a confidentiality obligation, where such disclosure is required by law or government regulation, or where the information was developed independently by NET.ORANGE or CUSTOMER.

7.

Limited and Exclusive Warranty

7.1

Warranty.  NET.ORANGE warrants that the Product shall perform in substantial conformance with the published specifications for such Software. If CUSTOMER notifies NET.ORANGE of a reproducible failure of the Product to conform to the warranty set forth in this Section 7.1 during the Warranty Period, then NET.ORANGE correct such failure. In the event, the failure cannot be corrected within a reasonable time, then at CUSTOMER’s sole and exclusive discretion, the Agreement may be terminated upon thirty (30) days written notice to NET.ORANGE.  Upon such termination, CUSTOMER shall have no further obligations under the Agreement.  CUSTOMER may obtain additional support and services for the Products pursuant to NET.ORANGE’s then-current Support and Maintenance Agreement or Professional Services Agreement.

7.2

Disclaimer.  EXCEPT AS SET FORTH IN SECTION 7.1, NET.ORANGE MAKES NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.

CUSTOMER Responsibilities

CUSTOMER agrees to provide NET.ORANGE with any access to CUSTOMER’s facilities and systems, storage space, and working space that is necessary or appropriate for NET.ORANGE to fulfill its obligations specified herein.  CUSTOMER shall appoint one primary and one back-up individual to serve as the point of contact between CUSTOMER and NET.ORANGE and to receive NET.ORANGE support or services.

CUSTOMER is responsible for all activity occurring under their User accounts and shall abide by all applicable local, state, national and foreign laws, treaties and regulations in connection with use of the Product, including those related to data privacy, international communications and the transmission of technical or personal data. CUSTOMER shall: (i) notify NET.ORANGE immediately of any unauthorized use of any password or account or any other known or suspected breach of security; (ii) report to NET.ORANGE immediately and use reasonable efforts to stop immediately any copying or distribution of content that is known or suspected; and (iii) not impersonate another NET.ORANGE user or provide false identity information to gain access to or use the Product.

9.

Limitation of Liability

a.

WITH RESPECT TO CLAIMS OR SUITS BY CUSTOMER, OR ANY OTHERS, FOR DAMAGES RELATING TO OR ARISING OUT OF ACTS OR OMISSIONS UNDER THIS AGREEMENT AND/OR SERVICES PROVIDED HEREUNDER, NET.ORANGE' LIABILITY FOR SERVICE  INTERRUPTIONS OR SERVICE PROBLEMS, IF ANY, SHALL BE LIMITED TO CREDIT ALLOWANCES ON CUSTOMER PAYMENTS TO NET.ORANGE.

b.

NET.ORANGE SHALL NOT BE LIABLE FOR ANY LOSSES OR DAMAGES RESULTING FROM THE FOLLOWING:

(i) THE DELIVERY, INSTALLATION, MAINTENANCE, OPERATION, USE OR MISUSE OF AN ACCOUNT, EQUIPMENT, OR SERVICE;

(ii) ANY ACT OR OMISSION OF CUSTOMER, OR ITS END-USERS OR AGENTS, OR ANY OTHER ENTITY FURNISHING EQUIPMENT, PRODUCTS OR SERVICES TO CUSTOMER; OR

(iii) ANY PERSONAL OR PROPERTY DAMAGES DUE TO THE LOSS OF STORED, TRANSMITTED OR RECORDED DATA RESULTING FROM THE SERVICE OR THE EQUIPMENT, EVEN IF NET.ORANGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE ONLY EXCEPTION SHALL BE TO THE EXTENT PROPERTY DAMAGE TO CUSTOMER'S PREMISES IS CAUSED DUE TO NET.ORANGE' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

3.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR OTHER CONSEQUENTIAL DAMAGES, WHETHER OR NOT FORESEEABLE, INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR THE LOSS OF DATA, GOODWILL OR PROFITS, SAVINGS OR REVENUE, OR HARM TO BUSINESS, WHETHER UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR ANY CAUSE WHATSOEVER.

master agreement

4.

NET.ORANGE's SERVICES MAY BE SUBJECT TO LIMITATIONS, DELAYS, AND OTHER PROBLEMS INHERENT IN THE USE OF THE INTERNET AND ELECTRONIC COMMUNICATIONS. NET.ORANGE IS NOT RESPONSIBLE FOR ANY DELAYS, DELIVERY FAILURES, OR OTHER DAMAGE RESULTING FROM SUCH PROBLEMS.

c.

IN NO EVENT WILL NET.ORANGE’s LIABILITY ARISING UNDER THIS AGREEMENT EXCEED THE PAYMENTS RECEIVED FROM CUSTOMER UNDER SECTION 11.1.

10.

Fees and Payment Terms

10.1

Price.  CUSTOMER will pay NET.ORANGE the fees set forth in Attachment 1.  The Parties agree that such fees will not be changed for the first year. After that, they can be adjusted by NET.ORANGE, not more often than at the renewal of each term.

10.2

Additional Services. Any additional services purchased not outlined under The accompanying Addendums and Attachments shall be charged on a basis negotiated by CUSTOMER and NET.ORANGE.

10.3

Travel. CUSTOMER agrees that it shall reimburse NET.ORANGE for all reasonable travel and living expenses in connection with any travel NET.ORANGE personnel are required to undertake in excess of one trip per Calendar month.

10.4

Payment Terms.  CUSTOMER will pay NET.ORANGE according to terms set forth in Attachment 1.

 E.  Any amounts due NET.ORANGE under this Agreement not received by NET.ORANGE within thirty (30) days of the invoice date shall be subject to a service charge of one and one-half percent (1.5%) per month, or the maximum charge permitted by law, whichever is less.

10.5

Taxes.  The prices and fees do not include any taxes, duties or charges of any kind (including any withholding or value added taxes) imposed by any federal, state or local governmental entity (hereinafter "Taxes"). CUSTOMER agrees to indemnify and hold NET.ORANGE harmless from and to pay all such Taxes, excluding only taxes based solely on NET.ORANGE’s net income and the Texas Franchise Tax.

11.

General

11.1

Governing Law. This Agreement shall be interpreted and governed by the laws of the State of Texas, without reference to conflict of law provisions.  The parties hereby consent to the exclusive jurisdiction and venue of the state and federal courts of Dallas County, Texas.

11.2

Entire Agreement; Waiver. This Agreement represents the entire agreement between the parties, may only be amended by a written agreement signed by both parties, and supersedes all prior agreements and understandings with respect to the matters covered by this Agreement. The waiver of one breach or default or any delay in exercising any rights shall not constitute a waiver of any subsequent breach or default.

11.3

Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and to their respective affiliates, successors, assigns and legal representatives, except that CUSTOMER shall not assign or otherwise transfer any of its rights or obligations under this Agreement to anyone without NET.ORANGE’s prior written consent, which consent shall not be unreasonably withheld.

11.4

Relationships of the Parties. Each party is an independent contractor and not an agent or partner of, or joint venture with, the other party for any purpose, and neither party by virtue of this Agreement shall have any right, power, or authority to act or create any obligation, express or implied, on behalf of the other party.

11.5

Governmental Consent and Export. CUSTOMER agrees that it will not export, or re-export the Products or any portion thereof in any form, without first obtaining the appropriate United States and foreign licenses and NET.ORANGE’s prior written consent.

11.6

Severability. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect.

11.7

Notices. Any notices required to be given under this Agreement shall be in writing and addressed to the other party as designated below or such other address as may be provided by each party by written notice. Notices shall be effective when sent and shall be sent by certified or registered mail, or by overnight courier.

11.8

Verification.  At NET.ORANGE’s request, CUSTOMER shall promptly provide a signed document verifying whether the Products are being used in conformance with the terms of this Agreement.  If not being used in conformance, the document shall describe how the actual usage deviates from the required usage to the best of CUSTOMER knowledge.

11.9

Force Majeure. NET.ORANGE is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control.

IN WITNESS hereof, the parties hereto have caused this Hosting Agreement to be executed by their authorized representatives:

Net.Orange, Inc. /s/ Vasudev Rangadass SIGNATURE Vasudev Rangadass NAME CEO TITLE February 28, 2008 DATE	Quantum Medical Technologies, Inc /s/ Noel J. Guillama SIGNATURE Noel J. Guillama NAME President TITLE March 3, 2008 DATE
Send notices to: Net.Orange, Inc. Attn: Vasu Rangadass 1333 Corporate Dr. Suite 216 Irving, TX 75038	Send notices to: Quantum Medical Technologies, Inc Attn: Noel J. Guillama 3420 Fairlane Farms Road Suite C | Wellington, Florida 33414